SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): May 15, 2006



                                  DONOBi, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)



           Nevada                     33-20783-D                 84-1064958
           ------                     ----------                 ----------
(State or other jurisdiction    (Commission File Number)   (IRS Employer ID No.)
     of incorporation)

                                3256 Chico Way NW
                               Bremerton, WA 98312
                               -------------------
               (Address of principal executive offices) (Zip Code)


                                  (360-782-4477
                                  -------------
              (Registrant's telephone number, including area code)




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Item 3.02 Unregistered Sale of Equity Securities

     Effective May 15, 2006, we issued 22,500,000 shares of our Common Stock to six (6) overseas investors. Of these issued shares, 7,500,000 were issued to three (3) investors pursuant to the exercise of a "right" to receive one share of common stock upon the execution of a definitive Merger Agreement with Gotaplay Interactive, Inc. The balance of shares issued were so issued for aggregate proceeds of $150,000 ($.01 per share). This was the final issuance of our securities that were part of a $300,000 offering first reported in a Form 8-K filed with the SEC on or about March 20, 2006. However, the "right" included in the original Unit was not included in this sale as a result of the satisfaction of the condition subsequent relating to the execution of the aforesaid Merger Agreement. Instead of a Unit offering, we merely sold two shares of common stock rather than the Unit.

     We also provided these investors with certain "piggyback" registration rights with respect to the issued shares.

     We relied upon the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended, to issue these securities.





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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2006
                                         DONOBi INC.
                                         (Registrant)


                                         By:  s/William M. Wright, III
                                            ------------------------------------
                                            William M. Wright III, President